Filed pursuant to Rule 424(b)(2)
Registration No. 333-296395

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 1, 2026)

$25,000,000,000

Alphabet Inc.

$750,000,000 Floating Rate Notes due 2028

$1,250,000,000 4.500% Notes due 2028

$500,000,000 Floating Rate Notes due 2029

$2,000,000,000 4.625% Notes due 2029

$3,500,000,000 4.875% Notes due 2031

$2,500,000,000 5.200% Notes due 2033

$4,500,000,000 5.450% Notes due 2036

$3,000,000,000 6.250% Notes due 2046

$4,500,000,000 6.375% Notes due 2056

$2,500,000,000 6.500% Notes due 2066

We are offering $750,000,000 aggregate principal amount of our floating rate notes due 2028 (the “2028 Floating Rate Notes”), $1,250,000,000 aggregate principal amount of our 4.500% notes due 2028 (the “2028 Notes”), $500,000,000 aggregate principal amount of our floating rate notes due 2029 (the “2029 Floating Rate Notes” and, together with the 2028 Floating Rate Notes, the “floating rate notes”), $2,000,000,000 aggregate principal amount of our 4.625% notes due 2029 (the “2029 Notes”), $3,500,000,000 aggregate principal amount of our 4.875% notes due 2031 (the “2031 Notes”), $2,500,000,000 aggregate principal amount of our 5.200% notes due 2033 (the “2033 Notes”), $4,500,000,000 aggregate principal amount of our 5.450% notes due 2036 (the “2036 Notes”), $3,000,000,000 aggregate principal amount of our 6.250% notes due 2046 (the “2046 Notes”), $4,500,000,000 aggregate principal amount of our 6.375% notes due 2056 (the “2056 Notes”) and $2,500,000,000 aggregate principal amount of our 6.500% notes due 2066 (the “2066 Notes” and, together with the 2028 Notes, the 2029 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2046 Notes, and the 2056 Notes, the “fixed rate notes”). The fixed rate notes and the floating rate notes are collectively referred to as the “notes.”

The 2028 Floating Rate Notes will mature on August 10, 2028, the 2028 Notes will mature on August 10, 2028, the 2029 Floating Rate Notes will mature on August 10, 2029, the 2029 Notes will mature on August 10, 2029, the 2031 Notes will mature on August 15, 2031, the 2033 Notes will mature on August 15, 2033, the 2036 Notes will mature on August 15, 2036, the 2046 Notes will mature on August 15, 2046, the 2056 Notes will mature on August 15, 2056 and the 2066 Notes will mature on August 15, 2066. Interest on the floating rate notes will accrue from August 10, 2026 and be payable quarterly in arrears on February 10, May 10, August 10 and November 10 of each year, beginning on November 10, 2026. The 2028 Floating Rate Notes will bear interest at a floating rate equal to Compounded SOFR (as defined in “Description of the Notes—Information about the SOFR and the SOFR Index”), reset quarterly, plus 0.44% per annum. The 2029 Floating Rate Notes will bear interest at a floating rate equal to Compounded SOFR, reset quarterly, plus 0.60% per annum. Interest on the 2028 Notes and the 2029 Notes will accrue from August 10, 2026 and be payable on February 10 and August 10 of each year, beginning on February 10, 2027. Interest on the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2046 Notes, the 2056 Notes and the 2066 Notes will accrue from August 10, 2026 and be payable on February 15 and August 15 of each year, beginning on February 15, 2027. We may redeem any series of the fixed rate notes in whole or in part at any time or from time to time at the redemption prices described under the heading “Description of the Notes—Optional Redemption.” The floating rate notes will not be redeemable prior to maturity. The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries.

See “Risk Factors” beginning on page S-7 for a discussion of certain risks that should be considered in connection with an investment in the notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price (1)	Underwriting Discounts	Proceeds to Alphabet, Before Expenses
Per 2028 Floating Rate Note	100.000%	0.125%	99.875%
Total	$750,000,000	$937,500	$749,062,500
Per 2028 Note	99.858%	0.125%	99.733%
Total	$1,248,225,000	$1,562,500	$1,246,662,500
Per 2029 Floating Rate Note	100.000%	0.150%	99.850%
Total	$500,000,000	$750,000	$499,250,000
Per 2029 Note	99.698%	0.150%	99.548%
Total	$1,993,960,000	$3,000,000	$1,990,960,000
Per 2031 Note	99.490%	0.200%	99.290%
Total	$3,482,150,000	$7,000,000	$3,475,150,000
Per 2033 Note	99.564%	0.250%	99.314%
Total	$2,489,100,000	$6,250,000	$2,482,850,000
Per 2036 Note	99.466%	0.300%	99.166%
Total	$4,475,970,000	$13,500,000	$4,462,470,000
Per 2046 Note	99.626%	0.500%	99.126%
Total	$2,988,780,000	$15,000,000	$2,973,780,000
Per 2056 Note	99.972%	0.600%	99.372%
Total	$4,498,740,000	$27,000,000	$4,471,740,000
Per 2066 Note	99.617%	0.600%	99.017%
Total	$2,490,425,000	$15,000,000	$2,475,425,000

(1)	Plus accrued interest, if any, from August 10, 2026, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes.

The underwriters expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V. (“Euroclear Bank”) and Clearstream Banking, S.A. (“Clearstream”), on or about August 10, 2026, which will be the second business day from the date of pricing of the notes (this settlement cycle is referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any day prior to the business date before delivery will be required, by virtue of the fact that the notes initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors. See “Underwriting.”

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan
Citigroup	Morgan Stanley	Wells Fargo Securities

Barclays	BNP PARIBAS	Credit Agricole CIB	Deutsche Bank Securities	HSBC

Mizuho	RBC Capital Markets	SOCIETE GENERALE	TD Securities	US Bancorp	ANZ Securities

Co-Managers

Siebert Williams Shank	MUFG	NatWest	Scotiabank	Standard Chartered Bank	BBVA

COMMERZBANK	Santander	UniCredit	Bancroft Capital	Blaylock Van, LLC	Mischler Financial Group, Inc.

R. Seelaus & Co., LLC	Ramirez & Co., Inc.	CastleOak Securities, L.P.	Drexel Hamilton	MFR Securities, Inc.	Penserra Securities LLC

The date of this prospectus supplement is August 6, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or authorize. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the notes offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us and/or on our behalf do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. See the “Underwriting” section beginning on page S-26 of this prospectus supplement.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

PLAN OF DISTRIBUTION	30
LEGAL MATTERS	33
EXPERTS	33
INFORMATION INCORPORATED BY REFERENCE	34
WHERE YOU CAN FIND MORE INFORMATION	35

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus dated June 1, 2026, which is part of our Registration Statement on Form S-3 (SEC Registration No. 333-296395), gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement before deciding whether to invest in the notes offered by this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, or in any related free writing prospectus is accurate as of any date other than their respective dates. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby. Neither the delivery of this prospectus supplement, the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

References in this prospectus supplement to “Alphabet,” the “Company,” “we,” “us,” and “our” refer to Alphabet Inc. and its consolidated subsidiaries, unless otherwise stated or the context so requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the reporting requirements of the Exchange Act. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is available on the SEC’s website and is also available free of charge at our website at www.abc.xyz/investor. The information on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus and any internet addresses provided in this prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Alphabet Inc. and the notes, reference is hereby made to the registration statement.

S-iii

The registration statement, including the exhibits thereto, is available on the SEC’s website at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

S-iv

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 5, 2026 (the “2025 Annual Report”);

•

Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on April 30, 2026 and for the fiscal quarter ended June 30, 2026, filed with the SEC on July 23, 2026 (together, the “2026 Quarterly Reports”);

•	Portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 24, 2026 that are specifically incorporated by reference into Part III of the Company’s 2025 Annual Report; and

•

Our Current Reports on Form 8-K, filed with the SEC on February 13, 2026, March  6, 2026, April  2, 2026, April  10, 2026, May  11, 2026, May  21, 2026, June  4, 2026 (excluding Item 7.01 and Exhibits 99.1 and 99.2), June  5, 2026, June  5, 2026 and June 11, 2026.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

When we use the term “prospectus supplement” in this prospectus supplement and the accompanying prospectus, we are referring to this prospectus supplement as updated and supplemented by all information incorporated by reference herein from any Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K and any other documents incorporated by reference in this prospectus supplement as described above.

You may request a free copy of the above filings by writing, telephoning or e-mailing our Investor Relations department at the following address:

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

Email: investor-relations@abc.xyz

S-v

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as, but are not limited to, “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These include, among other things, expectations regarding the growth of our business and revenues, including factors that may impact such growth, and fluctuations in our revenues and margins; statements relating to plans, expectations, and trends about our core business metrics, costs and expenses, capital expenditures, sources of funding, products and services, strategic business transactions, and other aspects of our business operations and strategies; statements regarding the global macroeconomic and regulatory environment; as well as other statements regarding our future operations, financial condition and prospects, and actual or potential risk and liability exposures. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, including in the sections captioned “Risk Factors,” in our 2025 Annual Report and the 2026 Quarterly Reports, and in particular, the risks discussed in the sections captioned “Note About Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in our other filings we make with the SEC. See “Where You Can Find More Information.”

“Alphabet,” “Google” and other trademarks of ours appearing in this prospectus supplement are our property. This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” included in our 2025 Annual Report, 2026 Quarterly Reports and the other documents that we subsequently file with the SEC.

Alphabet Inc.

Alphabet is a collection of businesses — the largest of which is Google. We report Google in two segments, Google Services and Google Cloud, and all non-Google businesses collectively as Other Bets. Supporting these businesses, we have centralized certain AI-related research and development focused on advanced research in AI and developing the frontier models that serve our businesses, which is reported in Alphabet-level activities. Alphabet’s structure is about helping each of our businesses prosper through strong leaders and independence.

At Google, our product innovations are what make our services widely used, and our brand one of the most recognized in the world. Google Services’ core products and platforms include ads, Android, Chrome, devices, Gmail, Google Drive, Google Gemini, Google Maps, Google Photos, Google Play, Search, and YouTube, with broad and growing adoption by users around the world. We have built world-class advertising technologies for advertisers, agencies and publishers to power their digital marketing businesses. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.

Google Cloud generates services revenues primarily from consumption-based fees and subscriptions for infrastructure, platform, applications, and other cloud services. Google Cloud generates product revenues primarily from the sale of Tensor Processing Unit hardware.

Across Alphabet, we are using technology to try and solve big problems that affect a wide variety of industries, including transportation and health technology. Alphabet’s investment in the portfolio of Other Bets includes businesses that are at various stages of development, ranging from those in the R&D phase to those that are scaling commercialization. Our goal is for them to become thriving, successful businesses. Revenues from Other Bets are generated primarily from autonomous transportation services and internet services.

Google was incorporated in California in September 1998 and re-incorporated in the State of Delaware in August 2003. In 2015, we implemented a holding company reorganization, and as a result, Alphabet became the successor registrant to our wholly-owned subsidiary, Google. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. Our Class C Capital Stock and Class A Common Stock are listed on The Nasdaq Global Select Market under the symbols “GOOG” and “GOOGL,” respectively. We maintain a number of websites, including www.abc.xyz. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus and any internet addresses provided in this prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the notes. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Alphabet Inc. and not to its subsidiaries.

Issuer	Alphabet Inc., a Delaware corporation

Notes Offered	$750,000,000 aggregate principal amount of floating rate notes due 2028.

$1,250,000,000 aggregate principal amount of 4.500% notes due 2028.

$500,000,000 aggregate principal amount of floating rate notes due 2029.

$2,000,000,000 aggregate principal amount of 4.625% notes due 2029.

$3,500,000,000 aggregate principal amount of 4.875% notes due 2031.

$2,500,000,000 aggregate principal amount of 5.200% notes due 2033.

$4,500,000,000 aggregate principal amount of 5.450% notes due 2036.

$3,000,000,000 aggregate principal amount of 6.250% notes due 2046.

$4,500,000,000 aggregate principal amount of 6.375% notes due 2056.

$2,500,000,000 aggregate principal amount of 6.500% notes due 2066.

Maturity Dates	The 2028 Floating Rate Notes will mature on August 10, 2028.

The 2028 Notes will mature on August 10, 2028.

The 2029 Floating Rate Notes will mature on August 10, 2029.

The 2029 Notes will mature on August 10, 2029.

The 2031 Notes will mature on August 15, 2031.

The 2033 Notes will mature on August 15, 2033.

The 2036 Notes will mature on August 15, 2036.

The 2046 Notes will mature on August 15, 2046.

The 2056 Notes will mature on August 15, 2056.

The 2066 Notes will mature on August 15, 2066.

Interest Rates	The 2028 Floating Rate Notes will bear interest at a floating rate, reset quarterly, on each floating rate interest payment date (as defined in “Description of the Notes—Floating Rate Notes”), equal to Compounded SOFR plus 0.44% per annum.

The 2028 Notes will bear interest at a rate of 4.500% per year.

The 2029 Floating Rate Notes will bear interest at a floating rate, reset quarterly, on each floating rate interest payment date, equal to Compounded SOFR plus 0.60% per annum.

The 2029 Notes will bear interest at a rate of 4.625% per year.

The 2031 Notes will bear interest at a rate of 4.875% per year.

The 2033 Notes will bear interest at a rate of 5.200% per year.

The 2036 Notes will bear interest at a rate of 5.450% per year.

The 2046 Notes will bear interest at a rate of 6.250% per year.

The 2056 Notes will bear interest at a rate of 6.375% per year.

The 2066 Notes will bear interest at a rate of 6.500% per year.

Interest Payment Dates	Interest will be payable quarterly in arrears for the floating rate notes on February 10, May 10, August 10 and November 10 of each year, beginning on November 10, 2026.

Interest will be payable semi-annually in arrears for the 2028 Notes and the 2029 Notes on February 10 and August 10 of each year, beginning February 10, 2027. Interest will be payable semi-annually in arrears for the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2046 Notes, the 2056 Notes and the 2066 Notes on February 15 and August 15 of each year, beginning February 15, 2027.

Optional Redemption	We may redeem any series of fixed rate notes in whole or in part at any time or from time to time at the applicable redemption prices.

If we redeem a series of notes prior to the applicable Par Call Date (as defined in “Description of the Notes—Optional Redemption”) for such series (or, in the case of the 2028 Notes, at any time prior to maturity), we will pay a redemption price equal to the greater of (i) a make-whole premium as provided herein under “Description of the Notes—Optional Redemption” and (ii) 100% of the principal amount of the notes to be redeemed. In the case of any such redemption, we will also pay accrued and unpaid interest, if any, to, but not including, the redemption date.

The redemption price for notes (other than the 2028 Notes) to be redeemed on any redemption date that is on or after the applicable Par Call Date will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

For more detailed information on the calculation of the redemption prices, see “Description of the Notes—Optional Redemption.”

The floating rate notes will not be redeemable prior to maturity.

Ranking	The notes will rank:

•	equal in right of payment to all of our other senior unsecured indebtedness;

•	senior in right of payment to all of our subordinated indebtedness;

•	effectively subordinated in right of payment to our secured obligations, to the extent of the assets securing such obligations; and

•	structurally subordinated in right of payment to all of our subsidiaries’ obligations (including secured and unsecured obligations).

Use of Proceeds	We estimate the net proceeds from the sale of the notes will be approximately $24.8 billion in the aggregate, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from these sales for general corporate purposes, which may include the repayment of outstanding debt. See “Use of Proceeds.”

Denominations	The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Form of Notes	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of DTC. Investors may elect to hold the interests in the global notes through any of DTC, Clearstream or Euroclear Bank, as described under the heading “Description of Debt Securities—Book-Entry; Delivery and Settlement” in the accompanying prospectus.

Further Issuances	We may, without the consent of the holders, “re-open” the notes and, subject to certain tax limitations, issue additional notes on terms identical in all respects to the outstanding notes offered by this prospectus supplement (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), as described under “Description of the Notes—General”; provided that the additional notes will have one or more separate CUSIP numbers unless they are issued pursuant to a “qualified reopening,” are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. These additional notes, together with the notes offered by this prospectus supplement, will form a single series with and increase the aggregate principal amount of the series under the indenture.

Risk Factors

You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the other information contained or incorporated herein by reference, before investing in any of the notes offered hereby.

Governing Law	State of New York.

Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

An investment in the notes involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our 2025 Annual Report and as described in the 2026 Quarterly Reports, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the foregoing risks relating to us, the following are additional risks relating to an investment in the notes.

The notes are unsecured and are effectively subordinated to our secured debt.

The notes are our unsecured general obligations. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations of our secured indebtedness before any payment could be made on the notes. To the extent that such assets cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of our secured indebtedness. As of June 30, 2026, Alphabet Inc. on a standalone basis had no secured indebtedness outstanding.

The notes are structurally subordinated to the existing and future liabilities of our subsidiaries.

We conduct most of our operations through our subsidiaries, which are separate and distinct legal entities from us. The notes are exclusively our obligations and are not guaranteed by our subsidiaries, which have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. Our subsidiaries are not prohibited from incurring additional debt or other liabilities, including senior indebtedness, or from issuing equity interests that have priority over our interests in the subsidiaries. Consequently, the notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of June 30, 2026, Google and certain other subsidiaries had approximately $2.6 billion in finance lease obligations and no long-term debt outstanding. Additionally, as of June 30, 2026, we have entered into leases primarily related to data centers that have not yet commenced with future lease payments of $85.2 billion, that are not yet recorded on our consolidated balance sheets, a portion of which will represent finance lease obligations. As of June 30, 2026, the notes would have been structurally subordinated to such existing third-party debt. If our subsidiaries were to incur additional debt or liabilities or to issue equity interests that have priority over our interests in our subsidiaries, our ability to pay our obligations on the notes could be adversely affected.

In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The terms of the indenture and the notes provide only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is secured, senior to or equal in right of payment to the notes, or to engage in sale/leaseback transactions;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock, capital stock or other securities ranking junior to the notes;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the notes in the event of a change in control.

The market prices of, and liquidity of any market for, the floating rate notes in particular will be influenced by SOFR, the volatility in such rate and the events that affect SOFR generally.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Our credit ratings may not reflect all risks of your investments in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes are a new issue of securities for which there currently is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in the notes after we complete the offering, they have no obligation to do so and may discontinue making a market at any time without notice. The market price of the notes may be affected by a variety of factors, including a number of factors beyond our control and, in particular, all other factors being equal, an increase in prevailing interest rates will cause a decline in the market price of the notes. No assurance can be given:

•	that a market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

If a market for the notes does not develop, investors may be unable to resell the notes for an extended period of time, if at all. If a market for the notes does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of the notes. As a result, investors may not be able to liquidate their investment readily, and lenders may not readily accept the notes of such series as collateral for loans.

Risk Factors Applicable Solely to the Fixed Rate Notes

Redemption may adversely affect your return on the fixed rate notes.

We have the right to redeem some or all of the fixed rate notes prior to maturity. We may redeem any series of the fixed rate notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the fixed rate notes.

Risk Factors Applicable Solely to the Floating Rate Notes

The floating rate notes will bear additional risks.

The floating rate notes will bear interest at a floating rate and accordingly carry significant risks not associated with conventional fixed rate notes. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, political, regulatory and judicial events and conditions, that are important in determining the existence, magnitude and longevity of these risks and their results.

The Secured Overnight Financing Rate (“SOFR”) may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the floating rate notes may fluctuate more than floating rate notes that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market.

The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the floating rate notes.

Furthermore, investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR.

The interest rate on the floating rate notes is based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.

For each floating rate interest period (as defined herein), the interest rate will be based on Compounded SOFR, which will be calculated using the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of the Notes—Information about the SOFR and the SOFR Index,” not the SOFR rate published on or in respect of a particular date during such period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the floating rate notes during any respective floating rate interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during any respective floating rate interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such notes on the floating rate interest payment dates (as defined herein) for such period.

The method for calculating an interest rate based upon SOFR in precedents varies. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR rate used in the floating rate notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of such notes.

Compounded SOFR with respect to a particular floating rate interest period will only be capable of being determined near the end of such period.

The level of Compounded SOFR applicable to a particular floating rate interest period and, therefore, the amount of interest payable with respect to such period will be determined on the Floating Rate Interest Determination Dates (as defined herein) for such floating rate interest period. Because each such date is near the end of each floating rate interest period, you will not know the amount of interest payable with respect to a particular floating rate interest period until shortly prior to the related floating rate interest payment date, and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such floating rate interest payment date. In addition, some investors may be unwilling or unable to trade the floating rate notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of such notes.

The SOFR Index may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of such notes.

The SOFR Index is published by the Federal Reserve Bank of New York. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the floating rate notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the floating rate notes and the liquidity and the trading prices of the floating rate notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any floating rate interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that floating rate interest period has been determined.

If we or our designee (which may be the Calculation Agent (as defined herein) only if the Calculation Agent consents to such appointment, a successor calculation agent, an independent financial advisor or any other designee of ours) determine that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the floating rate notes during the relevant floating rate interest period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to collectively as a “Benchmark Replacement,” as further described under “Description of the Notes—Information about the SOFR and the SOFR Index.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant

Governmental Body (such as the Alternative Reference Rates Committee), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us or our designee. In addition, the terms of the floating rate notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “floating rate interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other technical, administrative or operational matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

We or our designee will make certain determinations with respect to the floating rate notes, which determinations may adversely affect the floating rate notes.

We or our designee may make certain determinations with respect to the floating rate notes as further described under “Description of the Notes—Information about the SOFR and the SOFR Index.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the floating rate notes in our or our designee’s sole discretion as further described under “Description of the Notes—Information about the SOFR and the SOFR Index.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Our interests or the interests of such designee in making these determinations described above may be adverse to your interests as a holder of the floating rate notes. Any of these determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, without the consent of holders, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes. For further information regarding these types of determinations, see “Description of the Notes—Information about the SOFR and the SOFR Index.”

USE OF PROCEEDS

We estimate the net proceeds from the sale of the notes will be approximately $24.8 billion in the aggregate, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from these sales for general corporate purposes, which may include the repayment of outstanding debt.

DESCRIPTION OF THE NOTES

The following description is a summary of the terms of the notes being offered. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the notes and the indenture but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture that has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended. Wherever particular articles, sections or defined terms of the indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture. This summary supplements the description of the debt securities in the accompanying prospectus, which applies to the notes being offered except to the extent the description in this prospectus supplement is inconsistent, in which case the following description replaces the corresponding description in the accompanying prospectus. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Alphabet Inc. and not to its subsidiaries.

General

The notes will constitute ten series of securities under the indenture referred to below and will be issued only in fully registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. The notes will mature on the respective dates set forth below. The accompanying prospectus describes additional provisions of the notes and of the indenture, dated as of February 12, 2016, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, under which we will issue the notes. There is no limit on the aggregate principal amount of notes that we may issue under the indenture. We reserve the right, from time to time and without the consent of any holders of the notes, to re-open any series of notes on terms identical in all respects to the outstanding notes of such series (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional notes will be consolidated with, form a single series with and increase the aggregate principal amount of the notes of such series; provided that the additional notes will have one or more separate CUSIP numbers unless they are issued pursuant to a “qualified reopening”, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes.

The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

Fixed Rate Notes

The 2028 Notes will mature on August 10, 2028 and will bear interest at a rate of 4.500% per year. The 2029 Notes will mature on August 10, 2029 and will bear interest at a rate of 4.625% per year. The 2031 Notes will mature on August 15, 2031 and will bear interest at a rate of 4.875% per year. The 2033 Notes will mature on August 15, 2033 and will bear interest at a rate of 5.200% per year. The 2036 Notes will mature on August 15, 2036 and will bear interest at a rate of 5.450% per year. The 2046 Notes will mature on August 15, 2046 and will bear interest at a rate of 6.250% per year. The 2056 Notes will mature on August 15, 2056 and will bear interest at a rate of 6.375% per year. The 2066 Notes will mature on August 15, 2066 and will bear interest at a rate of 6.500% per year. We will pay interest on the 2028 Notes and the 2029 Notes semi-annually in arrears on February 10 and August 10 of each year (each, a “2028 Notes and 2029 Notes interest payment date”), beginning on February 10, 2027, to the record holders at the close of business on the preceding January 26 or July 26 of the next applicable fixed rate interest payment date (as defined below) (whether or not a business day). We will pay interest on the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2046 Notes, the 2056 Notes and the 2066 Notes

semi-annually in arrears on February 15 and August 15 of each year (together with each 2028 Notes and 2029 Notes interest payment date, each, a “fixed rate interest payment date”), beginning on February 15, 2027, to the record holders at the close of business on the preceding February 1 or August 1 of the next applicable fixed rate interest payment date (whether or not a business day).

Interest payable on the fixed rate notes on any fixed rate interest payment date, redemption date or maturity date with respect to the fixed rate notes shall be the amount of interest accrued from, and including, the next preceding fixed rate interest payment date in respect of which interest has been paid or duly provided for (or from and including the original issue date of the fixed rate notes, if no interest has been paid or duly provided for) to, but not including, such fixed rate interest payment date, redemption date or maturity date, as the case may be. Interest on the fixed rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any fixed rate interest payment date, maturity date or any redemption date of the fixed rate notes falls on a day that is not a business day, the related payment of principal, premium, if any, or interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Floating Rate Notes

The 2028 Floating Rate Notes will mature on August 10, 2028. The 2029 Floating Rate Notes will mature on August 10, 2029. Interest on the floating rate notes will accrue from August 10, 2026 and be payable quarterly in arrears on February 10, May 10, August 10 and November 10 of each year, starting on November 10, 2026 (each, a “floating rate interest payment date” and, together with each fixed rate interest payment date, each an “interest payment date”), subject to adjustment as provided below if any such date is not a business day, and at maturity, to the record holders at the close of business on the preceding January 26, April 25, July 26 or October 26 of the applicable floating rate interest payment date (whether or not a business day). The 2028 Floating Rate Notes will bear interest at a floating rate equal to Compounded SOFR, reset quarterly, plus 0.44% per annum, computed on the basis of a 360-day year for the actual number of days elapsed during the period, commencing on August 10, 2026. The 2029 Floating Rate Notes will bear interest at a floating rate equal to Compounded SOFR, reset quarterly, plus 0.60% per annum, computed on the basis of a 360-day year for the actual number of days elapsed during the period, commencing on August 10, 2026. Interest on the floating rate notes will accrue from and including the most recent floating rate interest payment date or, if no interest has been paid, from the settlement date of the floating rate notes.

The interest rate for any floating rate interest period with respect to the 2028 Floating Rate Notes will be Compounded SOFR as determined on the applicable Floating Rate Interest Determination Date, plus 0.44% per annum. The interest rate for any floating rate interest period with respect to the 2029 Floating Rate Notes will be Compounded SOFR as determined on the applicable Floating Rate Interest Determination Date, plus 0.60% per annum. As further described herein, on each Floating Rate Interest Determination Date relating to the applicable floating rate interest payment date, the Calculation Agent will calculate the amount of accrued interest payable on the floating rate notes by multiplying (i) the outstanding principal amount of the floating rate notes by (ii) the product of (a) the interest rate for the relevant floating rate interest period multiplied by (b) the quotient of the actual number of calendar days in such floating rate interest period divided by 360. In no event will the interest on the floating rate notes be less than zero.

“Floating rate interest period” means (i) the period from and including any floating rate interest payment date (or, with respect to the initial floating rate interest period only, from and including August 10, 2026) to but excluding the next succeeding floating rate interest payment date or (ii) in the case of the last such period, from and including the floating rate interest payment date immediately preceding the maturity date to but excluding such maturity date.

If any floating rate interest payment date (other than the maturity date in respect of the floating rate notes) falls on a day that is not a business day, the applicable floating rate interest payment date (other than the maturity date) will be the next succeeding business day unless that business day is in the next succeeding calendar month, in which case the applicable floating rate interest payment date (other than the maturity date) will be the immediately preceding business day. If any such floating rate interest payment date (other than the maturity date) is postponed or brought forward as described above, the interest amount will be adjusted accordingly to the number of days in the applicable period and the holder will be entitled to more or less interest, respectively. If the maturity date in respect of the floating rate notes falls on a day that is not a business day, the payment of principal, premium, if any, or interest, will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

For the avoidance of doubt, in accordance with the benchmark replacement provisions under “—Information about the SOFR and the SOFR Index,” after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each floating rate interest period on the floating rate notes will be an annual rate equal to the Benchmark Replacement plus 0.44% for the 2028 Floating Rate Notes and 0.60% for the 2029 Floating Rate Notes.

Information about the SOFR and the SOFR Index

Publication of the SOFR Index

SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each U.S. Government Securities Business Day and allows the calculation of compounded SOFR averages over custom time periods.

The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any floating rate interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that floating rate interest period has been determined after the initial issuance of the floating rate notes.

Compounded SOFR

“Compounded SOFR” with respect to any floating rate interest period will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days (as defined below) preceding the first date of the relevant floating rate interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the applicable floating rate interest payment date relating to such floating rate interest period (or in the final floating rate interest period, preceding the maturity date); and

“dc” is the number of calendar days in the relevant Observation Period (as defined below).

For purposes of determining Compounded SOFR,

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee (which may be the Calculation Agent only if the Calculation Agent consents to such appointment, a successor calculation agent, an independent financial advisor or any other designee of ours) determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR or SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of floating rate interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other technical, administrative or operational matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Floating Rate Interest Determination Date” means the date two U.S. Government Securities Business Days (as defined below) preceding each floating rate interest payment date (or in the final floating rate interest period, preceding the maturity date).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means, in respect of each floating rate interest period, the period from and including the date two U.S. Government Securities Business Days (as defined below) preceding the first date in such floating rate interest period to but excluding the date two U.S. Government Securities Business Days preceding the floating rate interest payment date for such floating rate interest period (or in the final floating rate interest period, preceding the maturity date).

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effects of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if we or our designee (which may be the Calculation Agent only if the Calculation Agent consents to such appointment, a successor calculation agent, an independent financial advisor or any other designee of ours) determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effects of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each floating rate interest period will be an annual rate equal to the Benchmark Replacement plus any applicable margin.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the relevant Floating Rate Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the relevant floating rate interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo- reference-rates-information, or any successor source. For the purposes of this provision, references in the SOFR averages compounding formula and related definitions to “Calculation Period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effects of a Benchmark Transition Event

(1)

Benchmark Replacement. If we or our designee (which may be the Calculation Agent only if the Calculation Agent consents to such appointment, a successor calculation agent, an independent financial advisor or any other designee of ours) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we (or our designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by us (or our designee) pursuant to the provisions set forth under “Effects of a Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

•	notwithstanding anything to the contrary in the indenture or the floating rate notes shall become effective without consent from the holders of such floating rate notes or any other party.

Neither the trustee, nor the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Compounded SOFR (or any other Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, Floating Rate Interest Determination Dates or any other relevant methodology applicable to such substitute or successor Benchmark. In connection with the foregoing, each of the trustee, the paying agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at the our direction in connection therewith.

Neither the trustee nor the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement or in the calculation agency agreement as a result of the unavailability of Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the indenture and reasonably required for the performance of such duties. Neither the trustee nor the Calculation Agent shall be responsible or liable for the our actions or omissions or for those of our designee, nor shall either the trustee or the Calculation Agent be under any obligation to oversee or monitor the our performance or that of such designee.

Calculation Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. to act as the calculation agent (the “Calculation Agent”) for the floating rate notes. All calculations made by the calculation agent for the purposes of calculating interest on the floating rate notes shall be conclusive and binding on the holders of such notes, the trustee and us, absent manifest error. For the avoidance of doubt, in no event shall the entity acting as the calculation agent or the trustee be required to act as our designee for the purposes of determining if any Benchmark Transition Event has occurred, selecting any Benchmark Replacement or determining any Benchmark Replacement Adjustment unless such entity consents to such appointment.

Ranking

The notes will be our senior unsecured indebtedness and will rank equally with each other and with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries (including Google) and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to the claims of third-party creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

Optional Redemption

The floating rate notes are not redeemable prior to maturity.

We may redeem any series of the fixed rate notes in whole or in part at any time or from time to time at the applicable redemption prices. If we redeem the 2028 Notes prior to the maturity date, the 2029 Notes prior to July 10, 2029 (the date that is one month prior to the maturity date of the 2029 Notes) (the “2029 Par Call Date”), the 2031 Notes prior to July 15, 2031 (the date that is one month prior to the maturity date of the 2031 Notes) (the “2031 Par Call Date”), the 2033 Notes prior to June 15, 2033 (the date that is two months prior to the maturity date of the 2033 Notes) (the “2033 Par Call Date”), the 2036 Notes prior to May 15, 2036 (the date that is three months prior to the maturity date of the 2036 Notes) (the “2036 Par Call Date”), the 2046 Notes prior to February 15, 2046 (the date that is six months prior to the maturity date of the 2046 Notes) (the “2046 Par Call Date”), the 2056 Notes prior to February 15, 2056 (the date that is six months prior to the maturity date of the 2056 Notes) (the “2056 Par Call Date”) and the 2066 Notes prior to February 15, 2066 (the date that is six months prior to the maturity date of the 2066 Notes) (the “2066 Par Call Date” and, each of the 2029 Par Call Date, the 2031 Par Call Date, the 2033 Par Call Date, the 2036 Par Call Date, the 2046 Par Call Date, the 2056 Par Call Date and the 2066 Par Call Date, a “Par Call Date”), we will pay a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such fixed rate notes matured on their applicable Par

Call Date (or, in the case of the 2028 Notes, the maturity date of the 2028 Notes)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 5 basis points with respect to the 2028 Notes, plus 10 basis points with respect to the 2029 Notes, plus 10 basis points with respect to the 2031 Notes, plus 15 basis points with respect to the 2033 Notes, plus 15 basis points with respect to the 2036 Notes, plus 20 basis points with respect to the 2046 Notes, plus 20 basis points with respect to the 2056 Notes and plus 20 basis points with respect to the 2066 Notes less (b) interest accrued to the redemption date, and

(2)	100% of the principal amount of the fixed rate notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, to, but not including, the redemption date.

On or after the 2029 Par Call Date, with respect to the 2029 Notes, the 2031 Par Call Date, with respect to the 2031 Notes, the 2033 Par Call Date, with respect to the 2033 Notes, the 2036 Par Call Date, with respect to the 2036 Notes, the 2046 Par Call Date, with respect to the 2046 Notes, the 2056 Par Call Date, with respect to the 2056 Notes, and the 2066 Par Call Date, with respect to the 2066 Notes, we may redeem such fixed rate notes of the applicable series, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the fixed rate notes being redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (or, in the case of the 2028 Notes, the maturity date) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date (or, in the case of the 2028 Notes, the maturity date) on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the applicable Par Call Date (or, in the case of the 2028 Notes, the maturity date). If there is no United States Treasury security maturing on such Par Call Date (or, in the case of the 2028 Notes, the maturity date), but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date (or, in the case of the 2028 Notes, the maturity date), one with a maturity date preceding such Par Call Date (or, in the case of the 2028 Notes, the maturity date) and one with a maturity date following such Par Call Date (or, in the case of the 2028 Notes, the maturity date), we shall select the United States Treasury security with a maturity date preceding such Par Call Date (or, in the case of the 2028 Notes, the maturity date). If there are two or more United States Treasury securities maturing on such Par Call Date for such series of fixed rate notes (or, in the case of the 2028 Notes, the maturity date) or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall not be responsible for determining or calculating the redemption price.

Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC procedures) at least 10 but not more than 60 days before the redemption date to each holder of record of the fixed rate notes to be redeemed at its registered address. The notice of redemption for such fixed rate notes will state, among other things, the amount of fixed rate notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of fixed rate notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any fixed rate notes that have been called for redemption at the redemption date.

No fixed rate notes of a principal amount of $2,000 or less will be redeemed in part. If any fixed rate note is to be redeemed in part only, the notice of redemption that relates to the fixed rate note will state the portion of the principal amount of the fixed rate note to be redeemed. A new fixed rate note in a principal amount equal to the unredeemed portion of the fixed rate note will be issued in the name of the holder of the fixed rate note upon surrender for cancellation of the original fixed rate note. For so long as the fixed rate notes are held by DTC (or another depositary), the redemption and the selection of fixed rate notes to be redeemed shall be in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the fixed rate notes or portions thereof called for redemption.

The notes are not entitled to the benefit of a sinking fund.

Notice of any redemption of the fixed rate notes in connection with a transaction or an event may, at our discretion, be given prior to the completion or the occurrence thereof. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. We will provide written notice to the trustee prior to the close of business two business days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the trustee will provide such notice to each holder of the fixed rate notes to be redeemed in the same manner in which the notice of redemption was given.

Satisfaction and Discharge

We may discharge certain obligations to holders of the notes of any series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or, with respect to the fixed rate notes, are to be called for redemption within one year) by depositing with the trustee, in trust, money or U.S government obligations or a combination thereof in an amount sufficient to pay and discharge the entire indebtedness including the principal and premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the maturity thereof or, with respect to the fixed rate notes, the redemption date of the notes of such series, as the case may be.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations that may be relevant to a holder of a note. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of notes that will hold notes as capital assets for U.S. federal income tax purposes and acquired notes upon original issuance at their issue price. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market their securities for U.S. federal income tax purposes, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local or non-U.S. tax laws, the alternative minimum tax or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the note. A “non-U.S. holder” is a beneficial owner of a note that is an individual, corporation, estate, or trust that is, in each case, not a U.S. holder.

U.S. Holders

Payments of Interest

Payments of stated interest will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are actually or constructively received (in accordance with the U.S. holder’s method of tax accounting for U.S. federal income tax purposes). It is expected, and this discussion assumes, that the notes will not be issued with original issue discount (“OID”) in an amount equal to or in excess of a de minimis amount for U.S. federal income tax purposes. In general, however, if the notes are issued with OID that is equal to or more than a de minimis amount, regardless of a U.S. holder’s regular method of accounting for U.S. federal income tax purposes, the U.S. holder will be required to include OID as ordinary gross income under a “constant yield method” before the receipt of cash attributable to such income.

Sale, Exchange, Redemption or Retirement of Notes

Upon the sale, exchange, redemption or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (less any accrued but unpaid interest, which will be taxable as ordinary interest income as described above) and the U.S. holder’s tax basis in such note. A U.S. holder’s tax basis in a note generally will equal the cost of such note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” payments of interest on the notes to a non-U.S. holder generally will be exempt from U.S. federal income tax under the portfolio interest exemption provided that (i) the non-U.S. holder properly certifies that it is not a U.S. person by providing a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8, to the applicable withholding agent; (ii) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Sale, Exchange, Redemption or Retirement of Notes

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of notes (however, to the extent any portion of the amount realized by a non-U.S. holder on a sale, exchange, redemption, retirement or other disposition of notes is attributable to accrued but unpaid interest, such portion shall be treated as described above in “—Non-U.S. Holders—Payments of Interest”).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes made to, and the proceeds of dispositions of notes effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding (currently at a rate of 24%) in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments or otherwise comply with applicable requirements. A holder that is not a “United States person” (as defined in the Code) may be required to comply with applicable certification procedures to establish that they are exempt from such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant or holds its notes through a foreign financial institution that is not FATCA compliant, unless an exemption applies. In order to be treated as FATCA compliant, a holder must provide us or an applicable withholding agent certain documentation (usually an IRS Form W-9, W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury regulations. If any taxes are required to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the notes.

UNDERWRITING

Subject to the terms and conditions contained in a terms agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives, which incorporates by reference the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has severally, and not jointly, agreed to purchase from us, the principal amount of notes set forth opposite its name below:

Underwriters	Principal Amount of 2028 Floating Rate Notes	Principal Amount of 2028 Notes	Principal Amount of 2029 Floating Rate Notes	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes	Principal Amount of 2033 Notes	Principal Amount of 2036 Notes	Principal Amount of 2046 Notes	Principal Amount of 2056 Notes	Principal Amount of 2066 Notes
BofA Securities, Inc.	$75,000,000	$125,000,000	$50,000,000	$200,000,000	$350,000,000	$250,000,000	$450,000,000	$300,000,000	$450,000,000	$250,000,000
Goldman Sachs & Co. LLC	$75,000,000	$125,000,000	$50,000,000	$200,000,000	$350,000,000	$250,000,000	$450,000,000	$300,000,000	$450,000,000	$250,000,000
J.P. Morgan Securities LLC	$75,000,000	$125,000,000	$50,000,000	$200,000,000	$350,000,000	$250,000,000	$450,000,000	$300,000,000	$450,000,000	$250,000,000
Citigroup Global Markets Inc.	$52,500,000	$87,500,000	$35,000,000	$140,000,000	$245,000,000	$175,000,000	$315,000,000	$210,000,000	$315,000,000	$175,000,000
Morgan Stanley & Co. LLC	$52,500,000	$87,500,000	$35,000,000	$140,000,000	$245,000,000	$175,000,000	$315,000,000	$210,000,000	$315,000,000	$175,000,000
Wells Fargo Securities, LLC	$52,500,000	$87,500,000	$35,000,000	$140,000,000	$245,000,000	$175,000,000	$315,000,000	$210,000,000	$315,000,000	$175,000,000
Barclays Capital Inc.	$26,250,000	$43,750,000	$17,500,000	$70,000,000	$122,500,000	$87,500,000	$157,500,000	$105,000,000	$157,500,000	$87,500,000
BNP Paribas Securities Corp.	$26,250,000	$43,750,000	$17,500,000	$70,000,000	$122,500,000	$87,500,000	$157,500,000	$105,000,000	$157,500,000	$87,500,000
Credit Agricole Securities (USA) Inc.	$26,250,000	$43,750,000	$17,500,000	$70,000,000	$122,500,000	$87,500,000	$157,500,000	$105,000,000	$157,500,000	$87,500,000
Deutsche Bank Securities Inc.	$26,250,000	$43,750,000	$17,500,000	$70,000,000	$122,500,000	$87,500,000	$157,500,000	$105,000,000	$157,500,000	$87,500,000
HSBC Securities (USA) Inc.	$26,250,000	$43,750,000	$17,500,000	$70,000,000	$122,500,000	$87,500,000	$157,500,000	$105,000,000	$157,500,000	$87,500,000
Mizuho Securities USA LLC	$26,250,000	$43,750,000	$17,500,000	$70,000,000	$122,500,000	$87,500,000	$157,500,000	$105,000,000	$157,500,000	$87,500,000
RBC Capital Markets, LLC	$26,250,000	$43,750,000	$17,500,000	$70,000,000	$122,500,000	$87,500,000	$157,500,000	$105,000,000	$157,500,000	$87,500,000
SG Americas Securities, LLC	$26,250,000	$43,750,000	$17,500,000	$70,000,000	$122,500,000	$87,500,000	$157,500,000	$105,000,000	$157,500,000	$87,500,000
TD Securities (USA) LLC	$26,250,000	$43,750,000	$17,500,000	$70,000,000	$122,500,000	$87,500,000	$157,500,000	$105,000,000	$157,500,000	$87,500,000
U.S. Bancorp Investments, Inc.	$26,250,000	$43,750,000	$17,500,000	$70,000,000	$122,500,000	$87,500,000	$157,500,000	$105,000,000	$157,500,000	$87,500,000
ANZ Securities, Inc.	$7,500,000	$12,500,000	$5,000,000	$20,000,000	$35,000,000	$25,000,000	$45,000,000	$30,000,000	$45,000,000	$25,000,000
Siebert Williams Shank & Co., LLC	$11,475,000	$19,125,000	$7,650,000	$30,600,000	$53,550,000	$38,250,000	$68,850,000	$45,900,000	$68,850,000	$38,250,000
MUFG Securities Americas Inc.	$10,500,000	$17,500,000	$7,000,000	$28,000,000	$49,000,000	$35,000,000	$63,000,000	$42,000,000	$63,000,000	$35,000,000
NatWest Markets Securities Inc.	$10,500,000	$17,500,000	$7,000,000	$28,000,000	$49,000,000	$35,000,000	$63,000,000	$42,000,000	$63,000,000	$35,000,000
Scotia Capital (USA) Inc.	$10,500,000	$17,500,000	$7,000,000	$28,000,000	$49,000,000	$35,000,000	$63,000,000	$42,000,000	$63,000,000	$35,000,000
Standard Chartered Bank	$10,500,000	$17,500,000	$7,000,000	$28,000,000	$49,000,000	$35,000,000	$63,000,000	$42,000,000	$63,000,000	$35,000,000
BBVA Securities Inc.	$7,500,000	$12,500,000	$5,000,000	$20,000,000	$35,000,000	$25,000,000	$45,000,000	$30,000,000	$45,000,000	$25,000,000
Commerz Markets LLC	$7,500,000	$12,500,000	$5,000,000	$20,000,000	$35,000,000	$25,000,000	$45,000,000	$30,000,000	$45,000,000	$25,000,000
Santander US Capital Markets LLC	$7,500,000	$12,500,000	$5,000,000	$20,000,000	$35,000,000	$25,000,000	$45,000,000	$30,000,000	$45,000,000	$25,000,000
UniCredit Capital Markets LLC	$7,500,000	$12,500,000	$5,000,000	$20,000,000	$35,000,000	$25,000,000	$45,000,000	$30,000,000	$45,000,000	$25,000,000
Bancroft Capital, LLC	$2,025,000	$3,375,000	$1,350,000	$5,400,000	$9,450,000	$6,750,000	$12,150,000	$8,100,000	$12,150,000	$6,750,000
Blaylock Van, LLC	$2,025,000	$3,375,000	$1,350,000	$5,400,000	$9,450,000	$6,750,000	$12,150,000	$8,100,000	$12,150,000	$6,750,000
Mischler Financial Group, Inc.	$2,025,000	$3,375,000	$1,350,000	$5,400,000	$9,450,000	$6,750,000	$12,150,000	$8,100,000	$12,150,000	$6,750,000
R. Seelaus & Co., LLC	$2,025,000	$3,375,000	$1,350,000	$5,400,000	$9,450,000	$6,750,000	$12,150,000	$8,100,000	$12,150,000	$6,750,000
Samuel A. Ramirez & Company, Inc.	$2,025,000	$3,375,000	$1,350,000	$5,400,000	$9,450,000	$6,750,000	$12,150,000	$8,100,000	$12,150,000	$6,750,000
CastleOak Securities, L.P.	$975,000	$1,625,000	$650,000	$2,600,000	$4,550,000	$3,250,000	$5,850,000	$3,900,000	$5,850,000	$3,250,000
Drexel Hamilton, LLC	$975,000	$1,625,000	$650,000	$2,600,000	$4,550,000	$3,250,000	$5,850,000	$3,900,000	$5,850,000	$3,250,000
MFR Securities, Inc.	$975,000	$1,625,000	$650,000	$2,600,000	$4,550,000	$3,250,000	$5,850,000	$3,900,000	$5,850,000	$3,250,000
Penserra Securities LLC	$975,000	$1,625,000	$650,000	$2,600,000	$4,550,000	$3,250,000	$5,850,000	$3,900,000	$5,850,000	$3,250,000

Total	$750,000,000	$1,250,000,000	$500,000,000	$2,000,000,000	$3,500,000,000	$2,500,000,000	$4,500,000,000	$3,000,000,000	$4,500,000,000	$2,500,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us, and subject to prior sale. The terms agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters initially propose to offer part of the notes of each series directly to the public at the offering prices described on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer part of the notes to certain dealers at a price that represents a concession not in excess of 0.075% of the principal amount of the 2028 Floating Rate Notes, 0.075% of the principal amount of the 2028 Notes, 0.090% of the principal amount of the 2029 Floating Rate Notes, 0.090% of the principal amount of the 2029 Notes, 0.120% of the principal amount of the 2031 Notes, 0.150% of the principal amount of the 2033 Notes, 0.180% of the principal amount of the 2036 Notes, 0.300% of the principal amount of the 2046 Notes, 0.350% of the principal amount of the 2056 Notes and 0.350% of the principal amount of the 2066 Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.050% of the principal amount of the 2028 Floating Rate Notes, 0.050% of the principal amount of the 2028 Notes, 0.060% of the principal amount of the 2029 Floating Rate Notes, 0.060% of the principal amount of the 2029 Notes, 0.080% of the principal amount of the 2031 Notes, 0.100% of the principal amount of the 2033 Notes, 0.100% of the principal amount of the 2036 Notes, 0.200% of the principal amount of the 2046 Notes, 0.250% of the principal amount of the 2056 Notes and 0.250% of the principal amount of the 2066 Notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid By Alphabet
Per 2028 Floating Rate Note	0.125%
2028 Floating Rate Notes total	$937,500
Per 2028 Note	0.125%
2028 Notes total	$1,562,500
Per 2029 Floating Rate Note	0.150%
2029 Floating Rate Notes total	$750,000
Per 2029 Note	0.150%
2029 Notes total	$3,000,000
Per 2031 Note	0.200%
2031 Notes total	$7,000,000
Per 2033 Note	0.250%
2033 Notes total	$6,250,000
Per 2036 Note	0.300%
2036 Notes total	$13,500,000
Per 2046 Note	0.500%
2046 Notes total	$15,000,000
Per 2056 Note	0.600%
2056 Notes total	$27,000,000
Per 2066 Note	0.600%
2066 Notes total	$15,000,000

Total	$90,000,000

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be $16.8 million.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

Extended Settlement

We expect to deliver the notes against payment for the notes on the second business day following the date of the pricing of the notes (“T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any day prior to the business date before delivery will be required, by virtue of the fact that the notes initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

New Issue of Notes

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

Price Stabilization

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters engage in overallotments in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of one or more series of the notes may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in any of these activities. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, financial advisory, derivatives and/or investment banking transactions with us and our affiliates. Affiliates of some of the underwriters are agents under our commercial paper program for which these affiliates have been and will be paid customary fees. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates have hedged and may in the future hedge or otherwise reduce their exposure, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge, or otherwise reduce such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of Financial Industry Regulatory Authority.

Sales Outside the United States

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one or both of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”), or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the notes falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. Accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the Financial Services and Markets Act 2000 (as amended, the “FSMA”), and any offer of the notes in the United Kingdom is made pursuant to an exemption under the POATRs or the FSMA.

This prospectus supplement and the accompanying prospectus are not being made, and have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, this prospectus supplement and the accompanying prospectus are not being distributed to, and must not be passed on to, the general public in the United Kingdom. Such documents are only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons, and any person who is not a relevant person should not rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation, or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”), and the underwriters will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to the offering of the notes, including, but not limited to, this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered, or sold in Taiwan.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters, including the validity of the notes, will be passed upon for the underwriters by Davis Polk  & Wardwell LLP, Redwood City, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Alphabet Inc.

Debt Securities

Preferred Stock

Class A Common Stock

Class C Capital Stock

Depositary Shares

Warrants

Units

By this prospectus, Alphabet Inc. (“Alphabet” or “we”) may offer and sell from time to time the securities described in this prospectus separately or together in any combination. Specific terms, including the public offering price and our net proceeds from the sale(s) thereof, of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange. Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, underwriters and dealers, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, underwriters or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

In addition, certain selling security holders to be identified in prospectus supplements may offer and sell the securities described in this prospectus, separately or together in any combination, from time to time. Selling security holders may offer and sell their securities on terms and at the prices described in the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors ” on page 4 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus, any accompanying prospectus supplement, or any related free writing prospectus that we prepare or authorize. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information.

Unless we have indicated otherwise, references in this prospectus to “Alphabet,” “company,” “we,” “us,” “our” and similar terms refer to Alphabet Inc. and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with general information about us and the securities we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities to be offered. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus, any applicable prospectus supplement and any documents incorporated by reference therein, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference” before deciding whether to invest in the securities offered by the applicable prospectus supplement.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as, but are not limited to, “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These include, among other things, expectations regarding the growth of our business and revenues, including factors that may impact such growth, and fluctuations in our revenues and margins; statements relating to plans, expectations, and trends about our core business metrics, costs and expenses, capital expenditures, sources of funding, products and services, strategic business transactions, and other aspects of our business operations and strategies; statements regarding the global macroeconomic and regulatory environment; as well as other statements regarding our future operations, financial condition and prospects, and actual or potential risk and liability exposures. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, including in the section captioned “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in particular, the risks discussed in the sections captioned “Note About Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC. See “Where You Can Find More Information.”

“Alphabet,” “Google” and other trademarks of ours appearing in this prospectus are our property. This prospectus and the documents incorporated by reference in this prospectus contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

ALPHABET INC.

Alphabet is a collection of businesses — the largest of which is Google. We report Google in two segments, Google Services and Google Cloud, and all non-Google businesses collectively as Other Bets. Supporting these businesses, we have centralized certain AI-related research and development focused on advanced research in AI and developing the frontier models that serve our businesses, which is reported in Alphabet-level activities. Alphabet’s structure is about helping each of our businesses prosper through strong leaders and independence.

At Google, our product innovations are what make our services widely used, and our brand one of the most recognized in the world. Google Services’ core products and platforms include ads, Android, Chrome, devices, Gmail, Google Drive, Google Gemini, Google Maps, Google Photos, Google Play, Search, and YouTube, with broad and growing adoption by users around the world. We have built world-class advertising technologies for advertisers, agencies and publishers to power their digital marketing businesses. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.

Google Cloud generates revenues primarily from consumption-based fees and subscriptions for infrastructure, platform, applications, and other cloud services.

Across Alphabet, we are using technology to try and solve big problems that affect a wide variety of industries, including transportation and health technology. Alphabet’s investment in the portfolio of Other Bets includes businesses that are at various stages of development, ranging from those in the R&D phase to those that are scaling commercialization. Our goal is for them to become thriving, successful businesses. Revenues from Other Bets are generated primarily from autonomous transportation services and internet services.

Google was incorporated in California in September 1998 and re-incorporated in the State of Delaware in August 2003. In 2015, we implemented a holding company reorganization, and as a result, Alphabet became the successor registrant to our wholly-owned subsidiary, Google. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL,” respectively. We maintain a number of websites, including www.abc.xyz. The information on, or accessible through, our website is not part of this prospectus or any prospectus supplement and any internet addresses provided in this prospectus and any prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

RISK FACTORS

You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in other documents that we include or incorporate by reference into this prospectus and any related prospectus supplement.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities offered hereby for general corporate purposes, including to refinance or to repay outstanding indebtedness if so specified in the applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series.

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of an indenture, dated as of February 12, 2016, entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented from time to time (the “indenture”), which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used. The terms of the debt securities will include those set forth in the applicable indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes. In addition, we will describe in the applicable prospectus supplement, material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Book-Entry; Delivery and Settlement

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking, société anonyme (“Clearstream”). We will not issue certificated notes, except in the limited circumstances described below. Transfers of ownership interests in the global securities will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the debt securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global securities.

You, as the beneficial owner of debt securities, will not receive certificates representing ownership interests in the global securities, except in the following limited circumstances: (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and we do not appoint a successor depositary within 90 days; (2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an officer’s certificate to such effect; or (3) an event of default with respect to the debt securities will have occurred and be continuing and you request securities in certificated or definitive form. These certificated securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

DTC, Clearstream and Euroclear

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Customers”) and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate the settlement of trades between Euroclear and Clearstream. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

So long as DTC or its nominee is the registered owner and holder of the global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes under the indenture relating to the debt securities. Except as provided above, you, as the beneficial owner of interests in the global securities, will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a debt security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited.

Beneficial owners may experience delays in receiving distributions on their debt securities because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, neither we, the trustee nor any paying agent will have any responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in debt securities represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of debt securities, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of debt securities is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to

DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Events of Default

Under the terms of the indenture, each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

•	default for 30 days in the payment of any interest when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon redemption or otherwise;

•	default for 30 days in the payment of any sinking fund installment, if any, when due;

•	default in the performance, or breach, of any covenant or agreement in the indenture for 90 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable company order or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with an officer’s certificate as to our compliance with all conditions and covenants under the indenture. The indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interest of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists with respect to a series of outstanding debt securities (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and all accrued but unpaid interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.

If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee security or indemnity satisfactory to it. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless (i) you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request to the trustee to institute that proceeding, (iii) there shall have been offered to the trustee security or indemnity satisfactory to the trustee and (iv) the trustee, within 60 days following the receipt of that notice, must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

Modification and Waiver

Modification

We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

•	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•	materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security;

•

reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any past default under the indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected cannot be so waived.

Merger, Consolidation and Sale of Assets

We will not consolidate with or merge into any other entity, or sell other than for cash or lease, all or substantially all our assets to another entity, and no entity may consolidate with or merge into us, unless:

•

we will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the debt securities;

•	immediately after such consolidation, merger, sale or lease, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

•	other conditions described in the indenture are met.

Redemption and Repayment

Unless we specify otherwise in an accompanying prospectus supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at the redemption price set forth in such prospectus supplement. We will pay interest accrued on a redeemed debt security to, but not including, the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days prior to the date of redemption. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in an accompanying prospectus supplement.

Defeasance and Covenant Defeasance

The indenture provides that we may discharge all of our obligations with respect to any series of the debt securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of that series;

•

no event of default under the indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

•

we deliver to the trustee an opinion of counsel to the effect that (i) the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (ii) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the debt securities of that series and, in the case of a defeasance, this opinion is accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

Governing Law

The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The trustee under the indenture is The Bank of New York Mellon Trust Company, N.A. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the indenture. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF CAPITAL STOCK

General

We may offer shares of our Class A Common Stock, Class C Capital Stock or shares of our preferred stock. The following summary of the rights of our capital stock does not purport to be complete. This summary is subject to and qualified by the provisions of our Amended and Restated Certificate of Incorporation (“certificate of incorporation”), our Amended and Restated Bylaws (“bylaws”), the terms of our Class C Undertaking (as defined below), and certain Transfer Restriction Agreements (as described below), copies of which are incorporated herein by reference. Additionally, the Delaware General Corporation Law (“DGCL”), as amended, also affects the terms of our capital stock.

Our certificate of incorporation provides for (1) the Class A Common Stock (“Class A Common Stock”), which has one vote per share; (2) the Class B Common Stock (“Class B Common Stock”), which has 10 votes per share; and (3) the Class C Capital Stock (“Class C Capital Stock”), which has no voting rights unless otherwise required by law. Our certificate of incorporation also provides for 100,000,000 shares of preferred stock.

Our authorized capital stock consists of 300,100,000,000 shares, each with a par value of $0.001 per share, of which:

•	180,000,000,000 shares are designated as Class A Common Stock;

•	60,000,000,000 shares are designated as Class B Common Stock;

•	60,000,000,000 shares are designated as Class C Capital Stock; and

•	100,000,000 shares are designated as preferred stock.

As of March 31, 2026, there were 5,824 million shares of Class A Common Stock issued and outstanding, 836 million shares of Class B Common Stock issued and outstanding and 5,456 million shares of Class C Capital Stock issued and outstanding. At that date, there were no shares of preferred stock outstanding. All of the outstanding shares of the Company’s capital stock are fully paid and nonassessable.

Capital Stock

Voting Rights

Holders of shares of Class A Common Stock and Class B Common Stock have identical rights, except that holders of shares of Class A Common Stock are entitled to one vote per share and holders of shares of Class B Common Stock are entitled to 10 votes per share. Holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

Holders of shares of Class C Capital Stock have no voting rights, unless otherwise required by law.

The DGCL could require the holders of any of the shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock to vote separately as a single class in the following circumstances:

•

If we amended our certificate of incorporation to increase or decrease the par value of the shares of a class of stock, then the holders of the shares of that class would be required to vote separately to approve the proposed amendment.

•

If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences, or special rights of the shares of a class of stock so as to affect them adversely, then the holders of the shares of that class would be required to vote separately to approve the proposed amendment.

As permitted by the DGCL and as set forth in our certificate of incorporation, the holders of shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock do not have the right to vote separately as a single class if the number of authorized shares of such class is increased or decreased. Rather, the number of authorized shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

We have not provided for cumulative voting for the election of directors.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock will be entitled to share equally, on a per share basis, in any dividends that our board of directors may determine to issue from time to time. In the event that a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock, or rights to acquire shares of Class A Common Stock or Class B Common Stock, (1) the holders of shares of Class A Common Stock shall receive Class A Common Stock, or rights to acquire shares of Class A Common Stock, as the case may be; (2) the holders of shares of Class B Common Stock shall receive shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as the case may be; and (3) the holders of shares of Class C Capital Stock shall receive shares of Class C Capital Stock, or rights to acquire shares of Class C Capital Stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share equally in all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock. Immediately prior to the earlier of (1) any distribution of our assets in connection with a liquidation, dissolution, or winding-up, or (2) any record date established to determine the holders of our capital stock entitled to receive such distribution, each share of Class C Capital Stock shall automatically be converted into one share of Class A Common Stock.

Conversion

Shares of Class A Common Stock are not convertible into any other shares of our capital stock.

Other than in connection with a liquidation as described above, shares of Class C Capital Stock are not convertible into any other shares of our capital stock.

Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock upon written notice to our transfer agent. In addition, each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

•	Transfers between Larry Page and Sergey Brin, Google’s co-founders, subject to the requirements of the Transfer Restriction Agreements as amended (as described below).

•	Transfers for tax and estate planning purposes, including to trusts, corporations, and partnerships established or controlled by a holder of Class B Common Stock.

In addition, partnerships or limited liability companies that held more than 5% of the total outstanding shares of Class B Common Stock as of the closing of Google’s initial public offering in 2004 may distribute their shares of Class B Common Stock to their respective partners or members (who may further distribute the shares of Class B Common Stock to their respective partners or members) without triggering a conversion to shares of Class A Common Stock. Such distributions must be conducted in accordance with the ownership interests of such partners or members and the terms of any agreements binding the partnership or limited liability company.

The death of any holder of shares of Class B Common Stock who is a natural person will result in the conversion of his or her shares of Class B Common Stock, and any shares held by his or her permitted entities, into shares of Class A Common Stock. However, subject to the terms of the Transfer Restriction Agreements, either of Larry or Sergey may transfer voting control of his shares of Class B Common Stock and those held by his permitted entities to the other contingent or effective upon his death without triggering a conversion into shares of Class A Common Stock, but the shares of Class B Common Stock so transferred will convert to Class A Common Stock nine months after the death of the transferring founder.

Once transferred and converted into shares of Class A Common Stock, shares of Class B Common Stock shall not be reissued.

No class of our capital stock may be subdivided or combined unless the other classes of capital stock are concurrently subdivided or combined in the same proportion and in the same manner.

Equal Status

Except as expressly provided in our certificate of incorporation, shares of Class A Common Stock and Class B Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of Class B Common Stock, and the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of Class B Common Stock. In the event of any (1) tender or exchange offer to acquire any shares of Class A Common Stock or Class B Common Stock by any third party pursuant to an agreement to which we are a party, or (2) any tender or exchange offer by us to acquire any shares of Class A Common Stock or Class B Common Stock, the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of Class B Common Stock, and the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of Class B Common Stock.

Except as expressly provided in our certificate of incorporation, shares of Class C Capital Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects to the shares of Class A Common Stock and Class B Common Stock as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class C Capital Stock shall receive the same amount and form of consideration on a per share basis as the consideration, if any, received by holders of shares of Class A Common Stock in connection with such merger, consolidation or combination (and if holders of shares of Class A Common Stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A Common Stock, then the holders of shares of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock). In the event of any (1) tender or exchange offer to acquire any shares of Class A Common Stock or Class B Common Stock by any third party pursuant to an agreement to which we are a party, or (2) any tender or exchange offer by us to acquire any shares of Class A Common Stock or Class B Common Stock, the holders of shares of Class C Capital Stock shall receive the same amount and form of consideration on a per share basis as the consideration received by holders of shares of Class A Common Stock (and if holders of shares of Class A Common Stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such tender or exchange offer with respect to their shares of Class A Common Stock, then the holders of shares of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock).

Class C Settlement Agreement

In connection with the adjustment of Google’s capital structure by establishing the Google Class C Capital Stock, and the dividend of one share of Google Class C Capital Stock for each share of Google Class A Common Stock and Google Class B Common Stock outstanding on March 27, 2014 (the “Class C dividend”), on October 28, 2013, the Delaware Court of Chancery approved a settlement entered into by Google, the board of directors of Google and the plaintiffs in the class action litigation involving the authorization to distribute Google Class C Capital Stock captioned In Re: Google Inc. Class C Shareholder Litigation, Civil Action No. 7469-CS. The parties subsequently filed a Revised Stipulation of Compromise and Settlement with the Court, which issued an Order and Final Judgment on November 6, 2013 that fully approved the parties’ settlement agreement (the “Google Class C Settlement Agreement”). Additionally, on October 2, 2015, we entered into a Class C Undertaking pertaining to the Google Class C Settlement Agreement, pursuant to which Alphabet will undertake, with respect to the Alphabet Class A Common Stock, Class B Common Stock, Class C Capital Stock and preferred stock, to be bound by the restrictions, undertakings and all continuing obligations and to benefit from the rights of the Google Class C Settlement Agreement that are applicable to Google as if Alphabet were Google (the “Class C Undertaking”).

The terms of the Class C Undertaking require us to: (i) ensure that the Transfer Restriction Agreements (defined below) entered into by Larry, our Co-Founder and director; Sergey, our Co-Founder and director; and Eric E. Schmidt, a significant stockholder, and certain of their respective affiliates cannot be waived or amended unless such amendment or waiver is first considered and recommended by a committee of two or more of the independent directors of our board of directors who do not hold Class B Common Stock, and then approved by every member of our board of directors, excluding Larry and Sergey; (ii) ensure that any waiver or amendment of the Transfer Restriction Agreements will be publicly disclosed at least 30 days before such waiver or amendment takes effect on a Form 8-K, Form 10-Q or Form 10-K; (iii) effective for three years from the Class C Capital Stock dividend payment date, prior to issuing more than 10 million shares of Class C Capital Stock as consideration in an acquisition or other business combination (excluding assumptions or conversions of equity for employees of acquired or combined companies), have our independent directors consider the effects of issuing such shares on our holders of Class A Common Stock and upon the company as a whole; and (iv) when the aggregate voting power of Larry and Sergey falls below 15% of the cumulative voting power of all our shareholders, have our board of directors consider in good faith whether it is no longer in our best interests to maintain a class of nonvoting stock and, if it so determines, take steps to cause the Class C Capital Stock to convert into Class A Common Stock.

Transfer Restriction Agreements

On October 2, 2015, we entered into a transfer restriction agreement with each of Larry, Sergey, Eric and certain of their respective affiliates (collectively, the “Transfer Restriction Agreements”). On December 31, 2021, we entered into a joinder to Sergey’s transfer restriction agreement with certain of his other affiliates. The Transfer Restriction Agreements are intended to limit the ability of Larry, Sergey, and Eric to sell their Alphabet stock in a manner that does not reduce their voting power. Under the Transfer Restriction Agreements, the parties are bound, without any modification, by the same restrictions, undertakings and obligations that are imposed under the transfer restriction agreements, related joinders and other documentation entered into with Google on March 25, 2014 in connection with the Google Class C Settlement Agreement (the “Google Transfer Restriction Agreements”).

Pursuant to the Transfer Restriction Agreements, none of Larry, Sergey, Eric, or certain of their respective affiliates that are party to the agreements (generally, trusts and other estate planning vehicles through which

Larry, Sergey, and Eric hold all or a portion of their shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock) may sell, assign, transfer, convey or hypothecate any shares of Class C Capital Stock if, as a result of such sale, transfer, conveyance or hypothecation, they, together with certain of their respective affiliates, would own more shares of Class B Common Stock than shares of Class C Capital Stock. If at any time either Larry, Sergey, or Eric, in each case together with certain of his respective affiliates, owns more shares of Class B Common Stock than shares of Class C Capital Stock, then Larry, Sergey, or Eric, as the case may be, and his respective affiliates, will be deemed to have automatically converted that number of shares of Class B Common Stock into shares of Class A Common Stock such that after such conversion he and his affiliates own an equal number of shares of Class B Common Stock as he and his affiliates own of shares of Class C Capital Stock. The required maximum ratio of shares of Class B Common Stock to shares of Class C Capital Stock owned by Larry, Sergey and Eric is subject to adjustment in connection with certain dividends, stock splits, distributions or recapitalizations.

Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class B Common Stock to their affiliates as permitted by the terms of our certificate of incorporation only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B Common Stock equal to or less than the number of shares of Class C Capital Stock that he and his affiliates own. Additionally, Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class C Capital Stock to their affiliates only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B Common Stock equal to or less than the number of shares of Class C Capital Stock that he and his affiliates own. However, each of Larry and his affiliates that are party to his Transfer Restriction Agreement and Sergey and his affiliates that are party to his Transfer Restriction Agreement may not transfer shares of Class B Common Stock to another person in a transfer that does not result in the automatic conversion of such shares of Class B Common Stock into Class A Common Stock pursuant to the terms of the certificate of incorporation unless Larry or Sergey, as the case may be, and his respective affiliates, transfer, in the same manner and to the same extent, an equal number of shares of Class C Capital Stock to the transferee.

In the event of (1) any merger, consolidation, or other business combination requiring the approval of the holders of our capital stock (whether or not Alphabet is the surviving entity), or the acquisition of all or substantially all of our assets, (2) any tender or exchange offer by any third party to acquire a majority of the shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, or (3) any tender or exchange offer by us to acquire any shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock, none of Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may sell, transfer or exchange, directly or indirectly, any shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock in connection with such transaction or in a related transaction for (a) with respect to their shares of Class A Common Stock or Class B Common Stock, an amount per share greater than the holders of shares of Class A Common Stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class A Common Stock would receive, or may elect to receive, in such transaction; or (b) with respect to their shares of Class C Capital Stock, an amount per share greater than the holders of shares of Class C Capital Stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class C Capital Stock would receive, or may elect to receive, in such transaction (the “Founder Equal Treatment Provision”).

With respect to Larry, Sergey, and certain of their respective affiliates, the applicable Transfer Restriction Agreements generally terminate when they collectively hold less than 34% of our total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

With respect to Eric and certain of his affiliates, the applicable Transfer Restriction Agreement generally terminates when they collectively hold less than 2% of our total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

As required under the terms of the Class C Settlement Agreement, the Transfer Restriction Agreements may only be amended or waived if such amendment or waiver is (i) first considered and recommended by a committee of two or more independent directors of our board of directors who do not hold Class B Common Stock and (ii) then approved by every member of our board of directors, excluding Larry and Sergey. Any Transfer Restriction Agreement amendment or waiver will be publicly disclosed by Alphabet on a Form 8-K, Form 10-Q or Form 10-K at least 30 days before such amendment or waiver takes effect.

Preferred Stock

We are authorized to issue, without approval by our stockholders, up to a total of 100,000,000 shares of preferred stock in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers, and other rights, and any qualifications, limitations or restrictions of the shares of a series of preferred stock. Our board of directors could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of Class A Common Stock, Class B Common Stock, and Class C Capital Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Alphabet and might harm the market price of our Class A Common Stock or Class C Capital Stock.

The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

•	the number of shares of the preferred stock being offered;

•	the title and liquidation preference per share of the preferred stock;

•	the purchase price of the preferred stock;

•	the dividend rate or method for determining the dividend rate;

•	the dates on which dividends will be paid;

•	whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions applicable to the preferred stock;

•	any securities exchange on which the preferred stock may be listed; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the related prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by our board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related prospectus supplement. If our board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and of Delaware Law

Certain provisions of our certificate of incorporation and bylaws and of the DGCL could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. In particular, our capital structure concentrates ownership of our voting stock in the hands of Larry, Sergey, and Eric. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A Common Stock or Class C Capital Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Three Classes of Stock

As discussed above, our Class B Common Stock has 10 votes per share, while our Class A Common Stock has one vote per share and our Class C Capital Stock has no voting rights (unless otherwise required by law). As a result of their ownership of a substantial portion of our Class B Common Stock, Larry and Sergey currently have the ability to elect all of our directors and to determine the outcome of most matters submitted for a vote of our stockholders. This concentrated voting control could discourage others from initiating any potential merger, takeover, or other change of control transaction that other stockholders may view as beneficial.

Because the Class C Capital Stock has no voting rights (except as required by law), the issuance of Class C Capital Stock will not result in voting dilution to the holders of shares of Class A Common Stock or Class B Common Stock. As a result, the issuance of Class C Capital Stock could prolong the duration of Larry and Sergey’s current relative ownership of our voting power and their ability to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders.

So long as Larry and Sergey have the ability to determine the outcome of most matters submitted to a vote of our stockholders, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors. As a result, our three classes of stock may have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace our directors and management.

Special Approval for Change in Control Transactions

In the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of our voting securities representing more than 2% of our outstanding shares at the time of issuance and that results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

•	a majority of the voting power of our outstanding capital stock; and

•	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

Limits on Ability of Stockholders to Act by Written Consent

We have provided in our certificate of incorporation and bylaws that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, no stockholder, regardless of how large its holdings of our stock are, would be able to amend our bylaws or remove directors without holding a stockholders meeting.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring or preventing hostile takeovers or delaying or preventing changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who owns 15% or more of a corporation’s outstanding voting securities or is an affiliate or associate of the corporation and, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities, and affiliates and associates of such person. The existence of this provision may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of capital stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078. Overnight correspondence should be sent to: Computershare Trust Company, N.A., 150 Royall Street, Suite 101 Canton, Massachusetts 02021.

Listing

Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively. Our Class B Common Stock is not listed on any stock market or exchange.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may offer depositary receipts representing interests, which are called depositary shares, in shares of our Class A Common Stock, Class C Capital Stock or of any series of preferred stock. If we do so, we will deposit the securities which are the subject of such depositary shares with a depositary, which would hold that Class A Common Stock, Class C Capital Stock or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that Class A Common Stock, Class C Capital Stock or preferred stock.

We have summarized below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the prospectus supplement relating to any particular depositary shares will contain additional information which may update or change some of the information below.

Dividends and Other Distributions.

Each time we pay a cash dividend or make any other type of cash distribution with regard to the Class A Common Stock, Class C Capital Stock or preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to Class A Common Stock or Class C Capital Stock or that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock.

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of Class A Common Stock, Class C Capital Stock or applicable series of preferred stock, and all money and/or other property represented thereby.

Redemption of Depositary Shares.

Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting.

Any time we send a notice of meeting or other materials relating to a meeting to the holders of Class A Common Stock, Class C Capital Stock or a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. To the extent holders of the applicable depositary shares have voting rights, the depositary will solicit voting instructions from such holders and will vote or not vote the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions.

Upon our voluntary or involuntary liquidation, winding-up or dissolution, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of Class A Common Stock, Class C Capital Stock or of the series of preferred stock which is represented by the depositary share.

Conversion.

If shares of a series of preferred stock are convertible into Class A Common Stock, Class C Capital Stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of Class A Common Stock, Class C Capital Stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement.

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights, preferences, privileges or voting powers of any holder of the applicable depositary shares must be approved by holders of at least a majority of the then outstanding depositary shares. Without the consent of each holder of the outstanding depositary shares affected, no amendment will impair the right, subject to certain requirements set forth in the deposit agreement, of any holder of depositary shares to surrender any depositary receipts evidencing such depositary shares to receive the Class A Common Stock, Class C Capital Stock or preferred stock and all money and/or other property represented thereby. Upon termination of a deposit agreement, the depositary will make the shares of Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares to which it relates have been cancelled, redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued pursuant to the deposit agreement upon our liquidation, winding-up or dissolution.

Miscellaneous.

There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

General

We may offer warrants, including warrants to purchase debt securities, preferred stock, Class A Common Stock, Class C Capital Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), as well as other types of warrants. We may offer warrants independently or together with other securities offered under this prospectus, and they may be attached to or separate from those securities. We will issue the warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants we offer.

The following is a summary of certain general terms and provisions of the warrants, but they are not complete and are subject to, and are qualified in their entirety by reference to, the warrant agreement and the warrant certificate relating to the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus is a part, either by an amendment to the registration statement or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents. You should read the summary below, the applicable prospectus supplement and the provisions of the warrant agreement and the warrant certificate before investing in our warrants.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•

the securities, which may include preferred stock, Class A Common Stock, Class C Capital Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

•	the aggregate number of the warrants;

•

the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

We may offer units consisting of one or more shares of Class A Common Stock, shares of Class C Capital Stock, shares of preferred stock, depositary shares and warrants or any combination of such securities. We will describe in the applicable prospectus supplement the following terms of any units:

•

the terms of the units and of any of the Class A Common Stock, Class C Capital Stock, preferred stock, depositary shares and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. To the extent that we make sales to or through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at the market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Security Holders

Selling security holders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. The applicable prospectus supplement will identify the selling security holders, the terms of the securities and any material relationships we have with the selling security holders. Selling security holders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in a prospectus supplement, the selling security holders will receive all the proceeds from the sale of the securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our legal counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	Alphabet’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 5, 2026;

•	Alphabet’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed on April 30, 2026;

•	the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed on April 24, 2026;

•	Alphabet’s Current Reports on Form 8-K filed on February 13, 2026, March 6, 2026, April 2, 2026, April 10, 2026, May 11, 2026 and May 21, 2026; and

•	the descriptions of our Class A Common Stock and Class C Capital Stock contained on Form 8-K12B, filed with the SEC on October 2, 2015 pursuant to Section 12(b) of the Exchange Act.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

Alphabet Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

Email: investor-relations@abc.xyz

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is also available at our website at www.abc.xyz/investor. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement and any internet addresses provided in this prospectus and any prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act relating to the securities to be offered. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Whenever a reference is made in this prospectus to such document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the document. Each such statement is qualified in its entirety by such reference.

$25,000,000,000

Alphabet Inc.

$750,000,000 Floating Rate Notes due 2028

$1,250,000,000 4.500% Notes due 2028

$500,000,000 Floating Rate Notes due 2029

$2,000,000,000 4.625% Notes due 2029

$3,500,000,000 4.875% Notes due 2031

$2,500,000,000 5.200% Notes due 2033

$4,500,000,000 5.450% Notes due 2036

$3,000,000,000 6.250% Notes due 2046

$4,500,000,000 6.375% Notes due 2056

$2,500,000,000 6.500% Notes due 2066

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan

Citigroup	Morgan Stanley	Wells Fargo Securities

Barclays	BNP PARIBAS	Credit Agricole CIB	Deutsche Bank Securities	HSBC

Mizuho	RBC Capital Markets	SOCIETE GENERALE	TD Securities	US Bancorp	ANZ Securities

Co-Managers

Siebert Williams Shank	MUFG	NatWest	Scotiabank	Standard Chartered Bank	BBVA

COMMERZBANK	Santander	UniCredit	Bancroft Capital	Blaylock Van, LLC	Mischler Financial Group, Inc.

R. Seelaus & Co., LLC	Ramirez & Co., Inc.	CastleOak Securities, L.P.	Drexel Hamilton	MFR Securities, Inc.	Penserra Securities LLC

August 6, 2026